UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): July 26, 2019

AVALANCHE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-179028	38-3841757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 South Main Street, Suite 1300, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip Code)

(888) 863-9490

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	AVLP	None

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K (the “Amended Current Report”) amends the Current Report on Form 8-K of DPW Holdings, Inc. (the “Company”) originally filed with the Securities and Exchange Commission on July 25, 2019 (the “Prior Filing”). The sole purpose of this Amended Current Report is to amend the Prior Filing that the Company has paid the accrued and unpaid interest on the Note (as defined below) and is no longer in default.

Other than the foregoing, this Amended Current Report speaks as of the original date of the Prior Filing, does not reflect events that may have occurred subsequent to the date of the Prior Filing and does not modify or update in any way disclosures made in the Prior Filing.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As previously reported in the Current Report on Form 8-K filed by Avalanche International Corp., a Nevada corporation (the “Company”) on April 12, 2019, the Company entered into a Securities Purchase Agreement dated April 11, 2019, with an institutional investor (the “Investor”) providing for the issuance of (i) a 10% Senior Secured Convertible Promissory Note (the “Note”) with a principal face amount of $2,750,000, which Note is, subject to certain conditions, convertible into 3,235,294 shares of common stock of the Company at $0.85 per share, subject to adjustment, and (ii) a five-year warrant to purchase 1,617,647 shares of Common Stock at an exercise price of $0.85.

On July 19, 2019, the Company received a notice of default and election to accelerate (the “Notice”) from the Investor informing the Company that it has failed to make the interest payment due on or prior to July 17, 2019, which constitutes an Event of Default pursuant to the Note. Furthermore, the Notice asserts that the Company has failed to file a Registration Statement within ninety (90) days of the closing date of April 11, 2019. Accordingly, the Investor has elected to accelerate the amount due under the Note pursuant to Section 7(b) thereof. The Investor has demanded the immediate payment of $4,021,875.00, which includes a mandatory default amount, late fees and accrued and unpaid interest. In addition, as a result of the Event of Default and the acceleration of the indebtedness under the Note, commencing on July 26, 2019, default interest will begin to accrue on the Note pursuant to Section 7(b) thereof.

Upon its receipt of the Notice from the Investor, the Company contacted the Investor seeking to reach a negotiated settlement of the Investor’s claim. On July 25, 2019, the Company paid the Investor the sum of $24,062.50 in accrued and unpaid interest due pursuant to the Note such that, as a result, the Note is no longer in default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVALANCHE INTERNATIONAL CORP.

Date: July 26, 2019	By:	/s/ Philip E. Mansour
Philip E. Mansour
Chief Executive Officer